EXHIBIT NO. 99.(j) 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated August 28, 2024, and each included in this Post-Effective Amendment No. 75 to the Registration Statement (Form N-1A, File No. 333-126328) of MFS Series Trust XII (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated June 14, 2024, with respect to the financial statements and financial highlights of MFS Lifetime Income Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund, MFS Lifetime 2055 Fund, MFS Lifetime 2060 Fund and MFS Lifetime 2065 Fund and our report dated June 20, 2024, with respect to the financial statements and financial highlights of MFS Core Bond Fund (each a series of MFS Series Trust XII) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended April 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Boston, Massachusetts

August 26, 2024